Exhibit 10.10

CONTINGENT DIVIDEND EQUIVALENT RIGHTS AGREEMENT

CONTINGENT DIVIDEND EQUIVALENT RIGHTS AGREEMENT executed in duplicate as of February 16, 2005 (the “Grant Date”), between Barnes Group Inc., a Delaware corporation (the “Company”), and                     , an employee of the Company (the “Holder”).

In accordance with the provisions of the Barnes Group Inc. Stock and Incentive Award Plan (the “Plan”), the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) has authorized the execution of this Agreement and the payment of the cash compensation provided for therein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	Grant of Contingent Dividend Equivalent Rights. Subject to the terms and conditions of this Agreement, the Company hereby grants the Holder contingent dividend equivalent rights (the “Rights”). The Rights entitle the Holder to receive from the Company the cash payments described in Section 2 below, if (and only if) Performance Share Awards are deemed earned during the Award Period pursuant to that certain Performance Share Award Agreement between the Company and the Holder dated February 16, 2005 (the “PSA Agreement”). Capitalized terms that are not defined in this Agreement and that are defined in the PSA Agreement or the Plan shall have the meanings assigned to them in the PSA Agreement.

2.

Time and Amount of Contingent Dividend Equivalent Payments. On or as soon as practicable after the first day of March (and in no event later than the 15th day of March) that immediately follows any date on which Performance Share Awards are deemed earned during the Award Period under the PSA Agreement, or, if Performance Share Awards are deemed earned during the Award Period at the time of a Change in Control pursuant to Section 4(b) or Section 6 of the PSA Agreement, on or as soon as practicable after the date on which Performance Share Awards are deemed earned pursuant to Section 4(b) or Section 6 of the PSA Agreement (any of the foregoing dates being hereafter referred to as an “Earnout Date”), the Company will pay the Holder an amount of money equal to the fair market value on the money payment date of the aggregate number of shares of Common Stock that would have been credited to the Holder if, on each date on which a dividend other than a Common Stock dividend was paid to the holders of Common Stock the record date of which dividend fell during the period commencing on January 1, 2005 and ending on the date on which shares of Common Stock are delivered to the Holder in payment of the Performance Share Awards that were deemed earned on such Earnout Date, the Company had credited the Holder on its books with a number of shares of Common Stock determined in accordance with the following formula:

(A x B) /C

in which “A” equals the number of Performance Share Awards deemed earned on such Earnout Date (in no event other than a Change in Control to exceed one-third (33 1/3%) of the number of Performance Share Awards stated in Section 1 of the PSA Agreement (rounded, in the case of a fraction, to the nearest whole Performance Share Award, as provided in Section 2(a) of the PSA Agreement) and, in the event of a Change in Control, not to exceed 100% of the number of Performance Share Awards stated in Section 1 of the PSA Agreement, unless in either case the excess is attributable solely to an adjustment pursuant to Section 7 of the PSA Agreement) plus the aggregate number of shares of Common Stock credited to the Holder pursuant to this Section 2 before such dividend payment date as dividend equivalents on such Performance Share Awards, “B” equals the dividend per share paid on such dividend payment date, and “C” equals the fair market value per share of Common Stock on such dividend payment date. However, if the dividend is paid in property other than cash, the number of shares of Common Stock credited to the Holder in respect of such dividend pursuant to the preceding sentence shall be determined in accordance with the formula set forth above, except that “B” shall equal the fair market value on the dividend payment date of the property which was paid per share of Common Stock as a dividend on such dividend payment date. Any provision of this Agreement to the contrary notwithstanding, in no event (except a Change in Control as a result of which Performance Share Awards are deemed earned pursuant to Section 4(b) or Section 6 of the PSA Agreement) shall any payment be made pursuant to this Section 2 unless and until the Committee certifies in writing that the performance goals and any other material terms (within the meaning of Treasury Regulation section 1.162-27(e)(5)) applicable to such payment were in fact satisfied. For clarification purposes, (i) dividend equivalents paid pursuant to this Agreement shall be non-forfeitable when paid, and (ii) the Holder will not be entitled to receive any dividend equivalents under this Agreement unless the Minimum Performance Goal set forth in Section 2 of the PSA Agreement is attained or exceeded for one or more of the Performance Years in the Award Period (as such terms are defined in Section 2 of the PSA Agreement) or unless a Change in Control (within the meaning of Section 4(b) and Section 6 of the PSA Agreement) occurs during the Award Period, and (iii) any provision of this Agreement to the contrary notwithstanding, in no event shall this Agreement entitle the Holder to receive shares of Common Stock or any property other than money. An example that illustrates the intended operation of this Section 2 appears in the Appendix.

3.

Additional Condition. If the Holder, at any time while dividend equivalents are payable hereunder: (i) directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, investor or in any other capacity, accepts employment, renders services or otherwise assists any other business which competes with the business conducted by the Company or any of its Subsidiaries in which the Holder has worked, during the Holder’s last two years with the Company or any of its Subsidiaries; (ii) directly or indirectly, hires or solicits or arranges for the hiring or solicitation of any employee of the Company or any of its subsidiaries, or encourages any such employee to leave such employment; (iii) uses, discloses, misappropriates or transfers confidential or proprietary information concerning the Company or any of its subsidiaries (except as required by the Holder’s work responsibilities with the Company or any of its subsidiaries); or (iv) is convicted of a crime against the Company or any of its subsidiaries; or (v) engages in any activity in violation of the policies of the Company or any of its subsidiaries, including without limitation the Company’s Code of Business Ethics and Conduct, or, at any time, engages in conduct adverse to the best interests of the Company or any of its subsidiaries; then should any of the foregoing events occur, the Rights shall be canceled, unless the Committee, in its sole discretion, elects not to cancel the Rights. The provisions of this Section 3 are in addition to any other agreements related to non-competition, non-solicitation and preservation of Company confidential and proprietary information entered into between the Holder and the Company, and nothing herein is intended to waive, modify, alter or amend the terms of any such other agreement.

4.	No Assignment or Transferability. The Rights shall not be (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise, (ii) subject to execution, attachment or similar process, or (iii) transferable by the Holder except by will or by the laws of descent and distribution or to a Beneficiary as defined in Section 2 of the Plan.

5.	Withholding of Taxes. The Committee may cause to be made, as a condition precedent to any payment to be made hereunder, appropriate arrangements to satisfy any Federal, state or local taxes as required by law to be withheld with respect to such payment.

6.	Notices. Any notice hereunder by the Holder shall be given to the Senior Vice President, General Counsel and Secretary in writing and such notice by the Holder hereunder shall be deemed duly given or made only upon receipt by the Senior Vice President, General Counsel and Secretary at Barnes Group Inc., 123 Main Street, P. O. Box 489, Bristol, Connecticut 06011-0489, or at such other address as the Company may designate by notice to the Holder. Any notice to the Holder shall be in writing and shall be deemed duly given if mailed or otherwise delivered to the Holder at such address as the Holder may have on file with the Company or in care of the Company at its principal office in Bristol, Connecticut.

7.	Interpretation and Disputes. The Committee shall interpret and construe this Agreement and make all determinations hereunder. Any such interpretation, construction or determination shall be final, binding and conclusive on the Company and the Holder.

Any claim, demand or controversy arising from such interpretation, construction or determination by the Committee shall be submitted first to a mediator in accordance with the rules of the American Arbitration Association (“AAA”) by submitting a mediation request to the Administrator within thirty (30) days of the date of the Committee’s interpretation or construction. The mediation process shall conclude upon the earlier of: (i) the resolution of the dispute; (ii) a determination by either the mediator or one or more of the parties that all settlement possibilities have been exhausted and there is no possibility of resolution; or (iii) thirty (30) days have passed since the filing of a request to mediate with the AAA. A party who has previously submitted a dispute to mediation, and which dispute has not been resolved, may submit such dispute to binding arbitration pursuant to the rules of the AAA. Any arbitration proceeding for such dispute must be initiated within fourteen (14) days from the date that the mediation process has concluded. The prevailing party shall recover its costs and reasonable attorney’s fees incurred in such arbitration proceeding. The Holder and the Company specifically understand and agree that the failure of a party to timely initiate a proceeding hereunder shall bar the party from any relief or other proceeding and any such dispute shall be deemed to have been finally and completely resolved. All mediation and arbitration proceedings shall be conducted in Bristol, Connecticut or such other location as the Company may determine and the Holder agrees that no objection shall be made to such jurisdiction or venue, as a forum non conveniens or otherwise. The arbitrator’s authority shall be limited to resolution of the legal disputes between the parties and the arbitrator shall not have authority to modify or amend this Agreement or the Committee’s interpretation or construction thereof, or abridge or enlarge rights available under applicable law. Any court with jurisdiction over the parties may enforce any award made hereunder.

8.	General.

(a)	Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any of its subsidiaries, or any right to receive shares of Common Stock or any right as a shareholder of the Company.

(b)	This Agreement shall be binding upon the successors and assigns of the Company and upon the Beneficiaries, personal representatives, legatees and heirs of the Holder.

(c)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

(d)

Nothing in this Agreement is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any plan, practice or arrangement for the payment of compensation or fringe benefits to the Holder or any other employee of the Company or any of its subsidiaries which the Company or any of its subsidiaries now has or may hereafter put into effect, including without limitation any retirement, pension, savings or thrift, insurance, death benefit, stock purchase, incentive compensation or bonus plan.

(e)	Any money that is payable pursuant to this Agreement (other than dividend equivalents paid on Performance Share Awards that are deemed earned at the time of a Change in Control pursuant to Section 4(b) or Section 6 of the PSA Agreement) is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(f)	Any amount that may be earned pursuant to this Agreement is intended to qualify for the treatment applicable to short-term deferrals under Q&A-4(c) of Section IV.A. of IRS Notice 2005-1 (guidance relating to Section 409A of the Code), so that no amount that may be earned pursuant to this Agreement will be includible in the Holder’s gross income pursuant to Section 409A(a)(1)(A) of the Code. The Rights and this Agreement shall be administered, interpreted and construed to carry out such intention, and any provision of this Agreement that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company does not represent, warrant or guarantee that any amount that may be earned pursuant to this Agreement will not be includible in the Holder’s gross income pursuant to Section 409A(a)(1)(A) of the Code, nor does the Company make any other representation, warranty or guaranty to the Holder as to the tax consequences of the Rights or this Agreement.

(g)	The Rights are intended to qualify as “Dividend Equivalents” and “Dollar-Denominated Awards” as defined in the Plan, a copy of which has been or is herewith being supplied to the Holder and the terms and conditions of which are hereby incorporated by reference. Anything herein to the contrary notwithstanding, each and every provision of this Agreement shall be subject to the terms and conditions of the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BARNES GROUP INC.		HOLDER

BY:
	Senior Vice President - Human Resources	[OPTIONEE]

Approved by the Compensation and Management

Development Committee of the Board of Directors: 2/16/05

Appendix

Example Illustrating Intended Operation of Section 2

Assumptions – for illustration only

1.	Assume that the Holder is awarded 1,500 Performance Share Awards (PSAs) for the 2005-2007 Award Period, and earns the maximum number (500) of the PSAs under the PSA Agreement in each of the Performance Years 2005, 2006 and 2007.

2.	Assume that there are four dividend payment dates after January 1, 2005 the record dates of which precede the delivery of shares to the Holder in payment of the Performance Share Awards s/he earns in 2005, eight dividend payment dates after January 1, 2005 the record dates of which precede the delivery of shares in payment of the Performance Share Awards s/he earns in 2006 , and 12 dividend payment dates after January 1, 2005 the record dates of which precede the delivery of shares in payment of the Performance Share Awards s/he earns in 2007.

3.	Assume that the Company pays a dividend of $1.00 per share on all dividend payment dates in question.

4.	Assume that the fair market value of Company Common Stock is $20 on the first dividend payment date and increases by $1 on each subsequent dividend payment date.

Calculation of Dividend Equivalents Payable on PSAs Earned in Performance Year 2005

# of PSAs earned = 500

Dividend Payment Date	Dividend Equivalent Calc (A x B)/C	=	# Shares Credited as Dividend Equivalents
#1	(500 x $1.00)/$20		25
#2	(525 x $1.00)/$21		25
#3	(550 x $1.00)/$22		25
#4	(575 x $1.00)/$23		25

Total # Shares Payable in 2006 (in cash) as Dividend Equivalents on PSAs Earned in 2005			100

[Example continues on next page]

Appendix – page 2

Calculation of Dividend Equivalents Payable on PSAs Earned in Performance Year 2006

# of PSAs earned = 500

Dividend Payment Date	Dividend Equivalent Calc (A x B)/C	=	# Shares Credited as Dividend Equivalents
#1	(500 x $1.00)/$20		25
#2	(525 x $1.00)/$21		25
#3	(550 x $1.00)/$22		25
#4	(575 x $1.00)/$23		25
#5	(600 x $1.00)/$24		25
#6	(625 x $1.00)/$25		25
#7	(650 x $1.00)/$26		25
#8	(675 x $1.00)/$27		25

Total # Shares Payable in 2007 (in cash) as Dividend Equivalents on PSAs Earned in 2006			200

Calculation of Dividend Equivalents Payable on PSAs Earned in Performance Year 2007

# of PSAs earned = 500

Dividend Payment Date	Dividend Equivalent Calc (A x B)/C	=	# Shares Credited as Dividend Equivalents
#1	(500 x $1.00)/$20		25
#2	(525 x $1.00)/$21		25
#3	(550 x $1.00)/$22		25
#4	(575 x $1.00)/$23		25
#5	(600 x $1.00)/$24		25
#6	(625 x $1.00)/$25		25
#7	(650 x $1.00)/$26		25
#8	(675 x $1.00)/$27		25
#9	(700 x $1.00)/$28		25
#10	(725 x $1.00)/$29		25
#11	(750 x $1.00)/$30		25
#12	(775 x $1.00)/$31		25

Total # Shares Payable in 2008 (in cash) as Dividend Equivalents on PSAs Earned in 2007			300